SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 16, 2011

GEOVAX LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52091	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380
Smyrna, Georgia 30080
(Address of principal executive offices) (Zip code)

(678) 384-7220
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of the stockholders on August 16, 2011. The Company received proxies totaling approximately 87.33% of its issued and outstanding shares of common stock representing 13,756,657 shares of common stock, as of the record date. The stockholders voted on the following proposals and the results of the voting are presented below.

Election of Directors
Our stockholders approved the slate of directors consisting of six members to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.  There were a total of 5,925,703 broker non-votes on this item.
Nominee	For	Withheld
Steven S. Antebi	6,741,129	1,089,825
David A. Dodd	7,793,729	37,225
Dean G. Kollintzas	7,793,525	37,429
Robert T. McNally	7,780,960	49,994
Harriet L. Robinson	7,794,335	36,619
John N. Spencer, Jr.	7,793,469	37,485

Ratification of Independent Auditor

Our stockholders approved the ratification of Porter Keadle Moore LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.
For	Against	Abstain
13,613,554	93,915	49,188

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 18, 2011

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer

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